(As Amended October 29, 1998)



                             BY-LAWS

                               of

                          Milacron Inc.

     (Incorporated under the Laws of the State of Delaware)


                            ARTICLE I
                             Offices

Section 1.     Principal Office.    The registered office of
Milacron Inc. (hereinafter called the Company) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, 19801, County of New Castle, and the registered agent in charge thereof shall be Corporation Trust Center.

Section 2.     Other Offices.    The Company may also have an
office or offices, and keep the books and records of the Company, except as may otherwise be required by the laws of the State of Delaware, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Company require.


                           ARTICLE II
                    Meetings of Shareholders

Section 1.     Place of Meeting.    All meetings of the
shareholders of the Company shall be held at the principal office of the Company in the State of Ohio or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 2.     Annual Meetings.    The annual meeting of
shareholders of the Company for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the fourth Tuesday in April in the year 1984 and in each year thereafter, if not a legal holiday under the laws of the state in which the meeting shall be held, and, if a legal holiday, then on the next succeeding business day not a legal holiday under the laws of said state, or on such other date as may from time to time be fixed by the Board of Directors and designated in the notices or waivers of notice thereof.

Section 3.     Special Meetings.    A special meeting of the
shareholders for any purpose or purposes, unless otherwise prescribed by law, may be called by (i) the Chairman of the Board, (ii) the President, or, in case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President or (iii) the Board of Directors or (iv) as otherwise provided in the Certificate of Incorporation of the Company.

Section 4.     Notice of Meetings.    Except as otherwise
provided by law, written notice stating the time, place, and purposes of a meeting of the shareholders, whether annual or special, shall be given, by or at the direction of the Chief Executive Officer or the Secretary either by personal delivery or by mail not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to notice of the meeting. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Company. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to him, or who shall have waived notice thereof as provided in
Article IX of these By-laws. Notice of adjournment of a meeting of shareholders need not be given if the time and place to which it is adjourned are fixed and announced at such meeting, unless the adjournment is for more than 30 days, or the directors, after adjournment, fix a new record date for the adjourned meeting.

Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power, or, if the vote is to be taken by classes, the holders of shares of each class entitling them to exercise a majority of the voting power of that class, present in person or by proxy at any meeting of the shareholders, shall constitute a quorum, unless by law or by the provisions of the Certificate of Incorporation of the Company the affirmative vote of a greater percentage of the voting power, or of any class thereof, is required for the approval of any specified matter, in which case, as to such matter, the holders of shares entitling them to exercise such percentage of the voting power, or the holders of shares of such class entitling them to exercise such percentage of the voting power of that class, as the case may be, shall constitute a quorum with respect to such matter; provided, however, that nothing contained in this Section 5 or in Section 6 of this Article II shall be deemed to modify in any way the provisions of paragraph VII of Section A of Article Fourth of the Certificate of Incorporation of the Company.

Section 6.     Adjournments.    If at any annual or special
meeting, a quorum shall fail to attend in person or by proxy, a majority in interest of the shareholders attending in person or by proxy at the time and place of such meeting may adjourn the meeting from time to time without further notice, other than by announcement of the time and place of the adjourned meeting at the meeting at which such adjournment is taken, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 7.     Organization.    At every meeting of the
shareholders, the Chairman of the Board, or, in his absence, the President, or, in the absence of both the Chairman of the Board and the President, any Vice President, or, in the absence of all such officers, a chairman chosen by a majority vote of the shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary at all meetings of the shareholders. In the absence of the Secretary and the Assistant Secretaries, the chairman may appoint any person present to act as secretary of the meeting.

Section 8.     List of Shareholders.    It shall be the duty of
the Secretary or other officer of the Company who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order, and showing the addresses of each shareholder and the number of shares registered in his name. Such list shall be produced and kept available at the times and places, required by law.

Section 9.     Order of Business.    The order of business at all
meetings of the shareholders shall be as determined by the chairman, unless a majority in interest of the shareholders present in person or by proxy at such meeting and entitled to vote thereat shall otherwise determine.

Section 10.    Voting.    Except as otherwise provided by law or
by the Certificate of Incorporation of the Company, at each meeting of the shareholders each holder of record of Preferred Stock shall be entitled to 24 votes for each such share of Preferred Stock held by him, each holder of record of Common Stock shall be entitled to one or ten votes for each such share of Common Stock held by him, as provided in Section C of Article FOURTH of the Company's Certificate of Incorporation, and each holder of record of Serial Preference Stock of each series shall be entitled to the number of votes, if any, as he may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors in accordance with the provisions of paragraph II of Section B of Article FOURTH of the Company's Certificate of Incorporation providing for the issuance of such series.

Section 11.    Inspectors.    Inspectors of election for each
meeting of shareholders may be appointed in the manner provided by law, and shall have the duties and authority and shall make the determinations provided by law. Inspectors need not be shareholders.

Section 12.    Business and Nominations at Meetings of
Shareholders.
     a. At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting
(i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 12(a). For business to be properly brought before a shareholders meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, which notice must be received by the Secretary at the principal office of the Company not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed. A shareholder's notice shall set forth (x) a brief description of each matter of business desired to be brought before the meeting, (y) the name and address of the shareholder as they appear on the Company's books and (z) the class and number of shares of the Company's capital stock that are owned of record and, if different, beneficially owned by such shareholder.
     b. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this
Section 12(b). Such nominations, other than those made by or at the direction of Directors, shall be made by timely notice in writing to the Secretary of the Company, which notice must be received by the Secretary at the principal office of the Company not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed. Such shareholder's notice shall set forth (x) as to each nominee all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and Rules, as amended, including such person's written consent to being named as a nominee and to serving as a director if elected; and (y) as to the shareholder giving notice (a) the name and address of such shareholders as they appear on the Company's books and (b) the class and number of shares of the Company's capital stock that are owned of record and, if different, beneficially by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a shareholders' notice of nomination which pertains to the nominee.
     c. The chairman of the shareholders' meeting shall determine whether or not the item of business or nomination for election of director was properly brought before the meeting in accordance with the provisions of this Section 12. If the determination is that the item or nomination was not properly brought before the meeting, the item of business or nominee will not be considered at the meeting. The timely notice requirements will not apply to items of business or director nominations by or at the direction of the Board of Directors of the Company.


                           ARTICLE III
                       Board of Directors

Section 1.     General Powers.    The Board of Directors shall
manage and conduct the property, business and affairs of the Company and may exercise all such authority and powers of the Company and do all such lawful acts and things as are not by law, the Certificate of Incorporation of the Company or these By-laws directed or required to be exercised or done by the shareholders.

Section 2.     Number and Term of Office.    The number of
directors of the Company shall initially be five. Effective immediately upon the issuance of more than 1,000 shares of Common Stock, the number of directors of the Company shall be 11 or such other number as may be fixed from time to time by resolution of a majority of the whole Board of Directors, provided, however, that the number of directors shall not be less than nine nor more than 15.

The directors shall be divided into three classes as provided in Article SEVENTH of the Certificate of Incorporation of the Company. At each annual meeting of shareholders, there shall be elected (i) the directors of the class the term of office of which shall then expire, (ii) directors to fill any vacancies in any other class, (iii) directors to succeed any directors who shall have been elected, as hereinafter provided in Section 16 of these By-laws to fill vacancies in any other class since the next preceding annual meeting and (iv) directors to be added to a respective class as a result of an increase in the number of directors. Directors to be elected as provided in clause (ii) and clause (iii) shall be elected for the unexpired portions of the original terms of the respective classes. Directors to be elected as provided in clause (iv) shall be elected to the class recommended by the Board of Directors.

The provisions of Section 3 of this Article shall apply, separately, to the election of directors of each class to be elected at any meeting of shareholders, and at any such meeting where directors of more than one class are to be elected, the directors of the class or classes being elected for the shortest terms shall be elected first.

Section 3.     Election of Directors.    At each meeting of the
shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected as recommended by the Board of Directors or voted upon by the shareholders, or, in the case of the election of directors voted for by the holders of the Preferred Stock of the Company voting separately as a class pursuant to the provisions of the Certificate of Incorporation of the Company, the persons receiving the greatest number of votes, up to the number of directors to be elected, of such holders of Preferred Stock shall be deemed elected.

Section 4.     Quorum and Manner of Acting.    Except as
otherwise provided by law or by these By-laws, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Notice of any adjourned meeting shall be given as set forth in
Section 9 of this Article III.

Section 5.     Place of Meeting.    The Board of Directors may
hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 6.     Annual Meeting.    The Board of Directors shall
meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each election of directors and on the same day, and at the same place at which regular meetings of the Board are held, or as may be otherwise provided by resolution of the Board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

Section 7.     Regular Meetings.    Regular meetings of the Board
of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday.

Section 8.     Special Meetings.    Special meetings of the Board
of Directors shall be held only when called by the Chief
Executive Officer or by a majority of the whole Board of Directors.

Section 9.     Notice of Meetings.    Notice of each regular and
special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegraph, cable or facsimile, or be given personally or by telephone, at least two days before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting, but need not state the purposes thereof except as otherwise in these By-laws expressly provided. Notice of any meeting of the Board of Directors need not be given to any director who shall have waived notice thereof as provided in Article IX of these By-laws; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all of the directors shall be present thereat.

Section 10.    Organization.    At each meeting of the Board of
Directors the Chairman of the Board, or in his absence the President, or in his absence a director chosen by a majority of the directors present, shall act as chairman. The Secretary, or in his absence an Assistant Secretary, or in the absence of the Secretary and Assistant Secretaries, any person appointed by the chairman, shall act as secretary of the meeting.

Section 11.    Order of Business.    At all meetings of the Board
of Directors, business shall be transacted in the order determined by the chairman of the meeting, subject to the approval of the Board.

Section 12.    Participation in Meeting by Means of
Communications Equipment.    Any member of the Board of Directors
or any committee thereof may participate in any meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 13.    Action Without Meeting.    Any action which may be
authorized or taken at a meeting of the Board of Directors or any committee thereof may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors who would be entitled to notice of a meeting of the directors held for such purpose, which writing or writings shall be filed with or entered upon the records of the Company.

Section 14.    Resignations.    Any director of the Company may
resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Company. The resignation of any director shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 15.    Removal of Directors.    Any director may be
removed by the holders of a majority of the votes entitled to be cast at an election of directors, provided, however, that the shareholders may effect such removal only for cause.

Section 16.    Vacancies.    Any vacancy in the Board of
Directors caused by death, resignation, removal, increase in the number of directors, or any other cause, may be filled by a majority vote of the remaining directors, though less than a quorum; provided, however, that, so long as a default in preferred dividends, as defined in Article FOURTH of the Certificate of Incorporation, shall exist, any vacancy in the office of a director elected by the holders of the Preferred Stock voting separately as a class pursuant to the provisions of the Certificate of Incorporation of the Company may be filled by a majority vote of the remaining directors so elected by the holders of the Preferred Stock or by an instrument in writing signed by a majority of the remaining directors so elected by the holders of the Preferred Stock and filed with the Company, and in the case of the removal of such director under Section 15 of this
Article III, the vacancy may be filled by the vote of the holders of a majority of the outstanding Preferred Stock voting separately as a class, at the same meeting at which such removal shall be voted; and provided further that so long as a default in preferred dividends, as defined in Section A of Article FOURTH of the Certificate of Incorporation of the Company, shall exist, if any vacancy or vacancies shall be created in the Board of Directors by any such increase in the number of directors at a time when the Board of Directors shall include directors elected by the increase in the number of directors at a time when the Board of Directors shall include directors elected by the holders of the Preferred Stock, voting separately as a class as aforesaid, such directors elected by the holders of the Preferred Stock of the Company shall have the right to fill such vacancy or vacancies to the extent necessary to preserve to the holders of the Preferred Stock of the Company the one-third representation of the Board of Directors to which they are entitled under Section A of Article FOURTH of the Certificate of Incorporation. Each director elected as in this Section 16 provided shall hold office until the annual meeting of the shareholders held next after his election, and until his successor shall have been elected and shall qualify, or until his death, or until he shall resign, or until he shall have been removed in the manner herein provided. Each director elected as in this Section 16 provided by directors, or a director elected by the holders of the Preferred Stock voting separately as a class as aforesaid, shall be deemed, for all purposes of these By-laws, to be a director elected by the holders of the Preferred Stock voting separately as a class as aforesaid.

Section 17.    Compensation.    The Board of Directors may, at
any time or from time to time, by resolution provide that the Company may pay to any Director who shall not be a salaried officer or employee of the Company or any of its subsidiary companies (i) a specified sum as his annual compensation as such director and/or (ii) a fixed sum for attendance at any meeting of the Board. All Directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors. Noting herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving proper compensation therefor.


                           ARTICLE IV
                 Executive and Other Committees

Section 1.     Appointment and Powers.    The Board of Directors
may, by resolution adopted by a majority of the whole Board, designate annually three's or more of their number, one of whom shall be the Chief Executive Officer of the Company, to constitute an Executive Committee to serve at the pleasure of the Board of Directors. During the intervals between the meetings of the Board of Directors, unless otherwise determined from time to time by resolution passed by the whole Board, the Executive Committee shall possess and may exercise all the powers and authority of the Board in the management and direction of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, except that the Executive Committee shall not have the power or authority in reference to:

(a)  amending the Certificate of Incorporation;
(b)  adopting an agreement of merger or consolidation;
(c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets;
(d) recommending to the stockholders a dissolution of the Company or a revocation of a dissolution;
(e)  amending these By-laws; or
(f)  declaring a dividend or authorizing the issuance of stock.

Any member of the Executive Committee may be removed at any time by the vote of a majority of the whole Board of Directors.

Section 2.     Procedure; Meetings; Quorum.    The Executive
Committee shall fix its own rules or procedure and shall meet at such times and at such place or places as may be provided by such rules, or by resolution or the Executive Committee or of the Board of Directors. At every meeting of the Executive Committee, the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 3.     Resignations.    Any member of the Executive
Committee may at any time resign by giving written notice to the Chief Executive Officer or to the Secretary of the Company. Such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.     Other Committees.    The Board of Directors, by
resolution adopted by a majority of the whole Board, may designate from among its members one or more other committees, each of which shall have such authority of the Board as may be specified in the resolution of the Board designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed to the Executive Committee under Section 1 of this Article IV. The Board of Directors shall have power at any time to remove the members of such committee, designate alternate members of any such committee and fill vacancies therein; and any such committee shall serve at the pleasure of the Board.

Section 5.     Compensation.    No member of any committee
contemplated by these By-laws shall, as such, receive any stated salary for his services, but by resolution by the Board of Directors a fixed amount may be allowed to each member of such committees, other than to salaried officers or employees, for attendance at each meeting of any such committee. All members of such committees shall receive their expenses, if any, of attendance at meetings of such committees. Nothing herein shall be construed to preclude any members of any such committee from serving the Company in any other capacity and receiving proper compensation therefor.


                            ARTICLE V
                            Officers

Section 1. Number; Designation of Chief Executive Officer. The Board of Directors shall elect as officers of the Company, a Chairman of the Board or a President or both, one or more Vice Presidents, a Treasurer, a Secretary and a Controller. The Board of Directors may also determine to elect a Chairman of the Executive Committee; and the Board of Directors may from time to time elect such other officers and assistant officers as it may deem necessary. One person may hold the offices and perform the duties of any two or more of said officers, except those of President and Vice President; provided, however, that no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation of the Company or these By-laws to be executed, acknowledged or verified by two or more officers. The Chairman of the Board or the President shall be the Chief Executive Officer. In the event that both a Chairman of the Board and a President are elected, the Board shall determine whether the Chairman of the Board or the President is to be the Chief Executive Officer.

Section 2.     Election, Term of Office and Qualifications.
The officers shall be elected annually by the Board of Directors. Each officer shall hold office until his successor is chosen and shall have qualified or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. The Chairman of the Board, the President and the Chairman of the Executive Committee shall be chosen from among the Directors.

Section 3.     Appointment of Agents.    The Board of Directors
or the Chief Executive Officer may from time to time appoint such agents of the Company as may be deemed proper. Such agents shall have such authority and perform such duties as in these By-laws provided or as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove agents and to prescribe their powers and duties.

Section 4.     Removal.    The Chairman of the Board, the
President and the Chairman of the Executive Committee may be removed, either with or without cause, at any time, by a majority vote of the whole Board of Directors. Other officers may be removed, either with or without cause, at any time by the Chief Executive Officer.

Section 5.     Resignations.    Any officer may resign at any
time by giving notice to the Board of Directors or to the Chief Executive Officer or to the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.     Vacancies.    A vacancy in any office because of
death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election to such office.

Section 7.     Chairman of the Board.   The Chairman of the
Board, if one shall be elected by the Board of Directors, shall, if present, preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties relating to the business and operations of the Company as may from time to time be assigned to him by the Board of Directors, including, if a President is not elected or if the Board shall so determine, the duties of the Chief Executive Officer of the Company.

Section 8.     Chairman of the Executive Committee.    The
Chairman of the Executive Committee, if one shall be elected by the Board of Directors, shall, if present, preside at all meetings of the Executive Committee and shall perform such other duties relating to the business and operations of the Company as may from time to time be assigned to him by the Board of Directors.

Section 9.     The President.    The President, if one shall be
elected by the Board of Directors, shall perform such duties relating to the business and operations of the Company as may from time to time be assigned to him by the Board of Directors, including, if a Chairman of the Board is not elected or if the Board shall determine, the duties of the Chief Executive Officer of the Company. The President shall, at the request of the Chairman of the Board or in case of his absence or inability to act, also perform the duties of the Chairman of the Board.

Section 10.    The Chief Executive Officer.    The Chief
Executive Officer of the Company, who shall be either the Chairman of the Board or the President as hereinabove provided, shall have general supervisions of the business, affairs and property of the Company and over its several officers, subject, however, to the authority of the Board of Directors, and shall perform such other duties as from time to time may be assigned to him by the Board of Directors. He shall be ex-officio a member of all standing committees, except as otherwise determined by the Board of Directors.

Section 11.    Other Officers.    The officers of the Company,
other than the Chairman of the Board, the Chairman of the Executive Committee, the President and the Chief Executive Officer, shall have such authority and perform such duties as are from time to time determined by the Board of Directors or the Chief Executive Officer. The Chairman of the Board, the Chairman of the Executive Committee, the President and the Chief Executive Officer shall have such authority and perform such duties as are specified in Sections 7 through 10 hereof, respectively.


                           ARTICLE VI
                    Shares and Their Transfer

Section 1.     Certificates for Shares.    Certificates for
shares of the Company shall be in such form as shall be approved by the Board of Directors. They shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, and shall certify the number and class of shares held by the respective shareholders of the Company; provided, however, that where any such certificate is countersigned by an incorporated transfer agent or registrar, the signatures of any such officers may be facsimile, engraved, stamped or printed. Although any officer of the Company whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before such certificate has been issued, they may nevertheless be issued by the Company with the same effect as if such officer were still in office at the date of their issue.

The share record books and the blank share certificate books shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board of Directors.

Section 2.     Transfer of Shares.    Transfers of shares of the
Company shall be made only on the books of the Company by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Company or a transfer agent of the Company, if any, and on surrender of the certificate or certificates for such shares properly endorsed.

Section 3.     Addresses of Shareholders.    Each shareholder
shall designate to the Secretary or transfer agent of the Company an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Company or at his last known post office address.

Section 4.     Lost, Destroyed and Mutilated Certificates.    The
holder of any share of stock of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor. The Board of Directors, or a committee designated thereby with power so to act, or the transfer agents and registrars for the stock of the Company by resolution of the Board of Directors authorizing and directing them so to act, may, in their discretion, cause to be issued and registered to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction. The Board of Directors, or such committee, or said transfer agents and registrars, may, in their discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Company a bond in such sum and with such surety or sureties as they may direct to indemnify the Company and said transfer agents and registrars against any claim that may be made on account of the alleged loss or destruction of any such certificate.

Section 5.     Regulations.    The Board of Directors may make
such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Company.

Section 6.     Fixing Date for Determination of Shareholders of
Record.    In order that the Company may determine the
shareholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                           ARTICLE VII
                              Seal

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Company and the words and figures "Corporate Seal Delaware 1998", or such other words or figures as the Board of Directors may approve and adopt.


                          ARTICLE VIII
                           Fiscal Year

The fiscal year of the Company shall begin and end on such dates as shall be determined by the Board of Directors.



                           ARTICLE IX
                        Waiver of Notice

Whenever any notice whatever is required to be given by these By-laws or the Certificate of Incorporation of the Company or the laws of the State of Delaware, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.


                            ARTICLE X
                           Amendments

Any By-law (including this By-law) may be adopted, amended or repealed by the Board of Directors in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Company.


                           ARTICLE XI
                          Miscellaneous

Section 1.     Execution of Documents.    The Board of Directors
shall designate the officers, employees and agents of the Company who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Company, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Company; and, unless so designated or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it pecuniarily for any purpose or to any amount.

Section 2.     Deposits.    All funds of the Company not
otherwise employed shall be deposited from time to time to the credit of the Company or otherwise as the Board of Directors or Treasurer or any other officer of the Company to whom power in this respect shall have been given by the Board shall select.

Section 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors shall designate the officers of the Company who shall have authority from time to time to appoint an agent or agents of the Company to exercise in the name and on behalf of the Company the powers, and rights which the Company may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Company may exercise its said powers and rights.


                           ARTICLE XII
                         Indemnification

Section 1. Right to Indemnification. The Company shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who is or was a director or officer of the Company and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that, except as provided in
Section 4(d), the foregoing shall not apply to a director or officer of the Company with respect to a Proceeding that was commenced by such director or officer prior to a Change in Control (as hereinafter defined). Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

Section 2.     Insurance, Contracts and Funding.    The Company
may purchase and maintain insurance to protect itself and any person entitled to indemnification under this Article against any expenses, judgments, fines and amounts paid in settlement as specified in this Article or incurred by any such person in connection with any Proceeding referred to in this Article, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under this Article in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

Section 3.     Indemnification; Not Exclusive Right.    The right
of indemnification provided in this Article shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

Section 4.     Advancement of Expenses; Procedures; Presumptions
and Effect of Certain Proceedings; Remedies.    In furtherance,
but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article:
(a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within 20 calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.
(b) Procedure for Determination of Entitlement to
Indemnification.
     (i) To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 calendar days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The
       Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.
     (ii) The Indemnitee's entitlement to indemnification under this Article shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined), if a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Company (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 4(c).
     (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object, provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.
(c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article, the Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a request for indemnification together with the Supporting Documentation in accordance with
  Section 4(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 calendar days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section
  1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.
(d) Remedies of Indemnitee.
     (i) In the event that a determination is made pursuant to Section 4(b) that the Indemnitee is not entitled to indemnification under this Article, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in an appropriate court of the State of Delaware or any other court of competent jurisdiction or an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article.
     (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c), that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to
       Section 4(a) or payment of indemnification is not made within five calendar days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to the indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the Sate of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a
       "Disqualifying Event"); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.
     (iii)The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article.
     (iv)   In the event that the Indemnitee, pursuant to this
       Section 4(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.
(e)   Definitions.  Four purposes of this Section 4:
     (i) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of
       Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner"
       (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office in office immediately prior to such acquisition; (B) the Company is a party to any merger or consolidation in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common
       Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, or a liquidation or dissolution of the Company; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.
     (ii) "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.
     (iii)"Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (a) the Company or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Article.

Section 5.     Effect of Amendments.    Neither the amendment or
repeal of, nor the adoption of a provisions inconsistent with, any provision of this Article (including, without limitation, this Section 5) shall adversely affect the rights of any director or officer under this Article (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision, or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case, without the written consent of such director or officer.

Section 6.     Severability.    If any provision or provisions of
this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7. Indemnification of Employees and Agent. Notwithstanding any other provision or provisions of this Article, the Company may indemnify (including, without limitation, by direct payment) any person (other than a director or officer of the Company) who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any or all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with such Proceeding.